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                                                                  Exhibit (d)(5)

                             Nur Macroprinters Ltd.

                      Employee Share Option Plan Agreement
                                ("Option Award")

         Nur Macroprinters Ltd. ("Nur"), a company incorporated and existing under the laws of the State of Israel, hereby grants as of the __ day of ______, 2000 to the grantees listed in Appendix A attached hereto (the "Grantee"), an option (the "Option(s)") to purchase a maximum _________________ (______) of Ordinary Shares (nominal value New Israeli Shekels 1.0 each) of Nur (the "Shares"), at an Exercise Price of [________] U.S. Dollars ($__) per Share, (which Exercise Price is not less than the "fair market value" (as described in code Section 422(b)(4)) of the Shares on the grant date (110% of such fair market value in the case of an individual who owns more than 10% of the combined voting power of all classes of stock in Nur or a parent corporation or subsidiary corporation (a "10% Stockholder"))), on the following terms and conditions:

         1. Grant Under the 1997 Stock Option Plan. These Options are granted pursuant to the 1997 Employee Stock Option Plan, as amended (the "Plan"), which has been initially adopted by Nur on October 15, 1997, for the purpose of providing incentives to officers, directors, employees and consultants of Nur and its Affiliates. The plan is attached hereto as Appendix B. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this Option Award pursuant to the Plan shall be governed by the terms of the Plan as it exists on this date. The Options subject to this Option Award are intended to be "incentive stock option" as described in Section 422 of the Internal Revenue Code of 1986 (the "Code") ("ISOs"). To the extent some or all of the Options subject to this Option Award exceed the $100,000 rule of Code Section 422(d), this Option Award or the lesser excess part will be treated as a nonqualified stock option under the United States tax law.

         2. Other Options. The Options granted hereunder are in addition to any other options heretofore or hereafter given to the Grantee by Nur, but a duplicate original of this instrument shall not effect the grant of additional such Options.

         3. Exercise of Options.

            3.1 Options granted hereunder shall be exercisable pursuant to the vesting schedule set forth in Section 3.2 below, provided that no Option shall be exercisable after the expiration of ten (10) years from the date hereof, or five (5) years in the case of a Grantee who is a 10% Stockholder.

            3.2 Subject to Section 4, the schedule pursuant to which such Options shall vest, and the Grantee shall be entitled to pay for, and acquire, the Shares, shall be as follows: the Options granted hereunder shall vest over a four (4) year period from the date hereof so that one third (1/3) of the Options granted hereunder shall vest upon the second anniversary of this Agreement, and additional portions of one third (1/3) of the Options granted hereunder shall vest on each subsequent anniversary of the date hereof, so that upon the expiry of four (4) years from the date hereof, all the Options granted hereunder shall be vested. Vesting of Options granted hereunder would continue only during periods when the employer-employee or other





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service-provider relationship exists between the relevant Affiliate and the
Grantee. For the purposes of this Section 3.2, the employer-employee or other service-provider relationship will not be deemed to exist with regard to periods during which the Grantee is on an unpaid leave of absence from the Affiliate. The rules under Code Section 422 shall apply with respect to whether the Options retain their status as ISOs during a leave of absence.

         4. Termination of Employment.

            4.1 In the event that a Grantee ceases, for any reason, to be employed by the Nur or any of its Affiliates, all Options theretofore granted to such Grantee shall terminate as follows, subject to the provisions of 3.2 above and 12.2 below:

                      (a) All Options, which are not vested and not exercisable at the time of the cessation of employment, shall terminate immediately.

                      (b) All exercisable Options at the time of the Grantee's cessation of employment shall be exercisable at any time until the end of three (3) months from the cessation of the Employees employment (but in no event after the expiration date of such Option), and shall thereafter terminate.

                      (c) Notwithstanding the aforesaid in Section 4.3(b) above, if the Grantee's termination of employment is due to (i) breach of the Grantee's fiduciary duties towards Nur or any of its Affiliates, or (ii) breach of the Grantee's duty of care towards Nur or any of its Affiliates, or (iii) the Grantee has committed any flagrant criminal offense, or (iv) the Grantee has committed a fraudulent act towards Nur or any of its Affiliates, or (v) the Grantee caused intentionally, by act or omission, any financial damage to Nur or any of its Affiliates, all the Options whether vested or not shall ipso facto expire immediately and be of no legal effect. For the purposes of this Section 4.1(c), the date of termination of employment shall be the date on which the termination notice is sent to the Grantee, or the date on which the resignation notice is sent to the employer, as the case may be, regardless of the actual date of cessation of work.

                      (d) Notwithstanding the aforesaid, if the Grantee ceases to be a full-time employee of Nur or any of its Affiliates and becomes a part-time employee, such Options (to the extent exercisable at the time the Grantee ceases to be a full-time employee of any of the Companies) shall be exercisable for a period of six (6) months following such cessation of the full-time employment, and shall thereafter terminate. All Options that are not vested at the time of cessation of the full-time employment shall ipso facto expire and be of no legal effect.

                      (e) If a Grantee should retire (as such term is defined by the Committee at its sole and absolute discretion), he shall, subject to the approval of the Committee, continue to enjoy such rights, if any, under the Plan and on such terms and conditions, with such limitations and subject to such requirements as the Committee in its discretion may determine.

                      (f) Notwithstanding any inconsistent or contrary provision of the Plan or this Option Award, if this Option Award has not expired on the relevant date, the Options represented in this Option Award shall cease to be treated as ISOs 91 days after the Grantee ceases to be a common law employee of Nur or a parent corporation or subsidiary








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corporation (as defined in Code Sections 424(e) and 424(f)) (a "Common Law
Employee"), unless the Grantee ceases to be a Common Law Employee by reason of death or disability (as defined in code Section 22(e)(3)), in which case the term "1 year and 1 day" shall replace the term "91 days" in this clause above.

            4.2 Whether the cessation of employment of a particular
Grantee is by virtue of "retirement" for purposes of paragraph 4.1(e) hereof, or is a termination of employment other than by reason of such retirement, or is for reasons as set forth in paragraph 4.1(c) hereof, shall be finally and conclusively determined by the Committee in its absolute discretion.

            4.3 Notwithstanding the foregoing provisions of Section 4.1, the Committee may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in
Section 4.1, but in no event beyond the term of the Option.

         5. Partial Exercise. Exercise of Options granted hereunder up to the extent above stated may be made in part at any time and from time to time within the above limits, except that an Option may not be exercised for a fraction of a share.

         6. Payment of Exercise Price. The Exercise Price is payable in United States Dollars (or such currency authorized by the Committee or approved by Nur at the time of payment) on exercise of the Option and may be paid in cash, by bankers check, or by personal check or such other means or equivalent approved by the Committee or acceptable to Nur which conforms with applicable law.

         7. Agreement to Purchase for Investment. Certain of the Shares represented by the Options granted hereunder are subject to registration and prospectus requirements of the United States Securities Act of 1933, as amended ("Unregistered Shares"). By acceptance of these Options, the Grantee agrees that a purchase of Unregistered Shares under such Options will not be made with a view to their distribution, as that term is used in the aforesaid Act, unless in the opinion of counsel to Nur such distribution is in compliance with or exempt from the said registration and prospectus requirements, and the Grantee agrees, if required by the Committee or by Nur at the time of exercise, to sign a certificate to such effect at the time or times he exercises the Options in respect of Unregistered Shares. The Grantee further acknowledges and understands that the Unregistered Shares purchased upon exercise of these Options must be held indefinitely unless they are subsequently registered under the United States Securities Act or an exemption from such registration is available. The Grantee understands that the certificate evidencing the Unregistered Shares will be imprinted with a legend in substantially the following form:

         "The Shares represented by this Certificate have not been registered under the United States Securities Act of 1933. The Shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these Shares under the United States Securities Act of 1933, or an opinion of Nur Macroprinters Ltd's counsel, that registration is not required under the said Act."

         8. Method of Exercising Options. Subject to the terms and conditions of this Agreement, the Options granted hereunder may be exercised by signing and returning to Nur, at its principal executive offices, the "Notice of Exercise" which is set forth in Appendix C







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hereto. Such Notice of Exercise shall state the election to exercise the Options and the number of Shares in respect of which such Options are being exercised and shall be signed by the person or persons so exercising the Option. Such Notice of Exercise shall be accompanied by payment of the full Exercise Price of such Shares, and Nur shall deliver a certificate or certificates representing such Shares as soon as practicable after the Notice of Exercise shall be received by Nur. The certificate or certificates for the Ordinary Shares as to which the Options shall have been so exercised shall be registered in the name of the person or persons so exercising the Options (or, if the Options shall be exercised by the Grantee and another person jointly, with right of survivorship, or in the name of a broker either for the sole account of the Grantee or for the account of the Grantee jointly with another person) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Options. All Shares that shall be purchased upon the exercise of the Options as provided herein shall be fully paid and nonassessable.

         9. No Obligation to Exercise Option. The grant and acceptance of these Options imposes no obligation on the Grantee to exercise them.

         10. No Obligation to Continue Employment. Nur or any of its Affiliates are not obligated by the Plan or this grant of Options to continue the Grantee in employment.

         11. No Rights as Shareholder Until Exercise. The Grantee shall have no rights as a shareholder with respect to Shares under this grant of Options until a share certificate therefor has been delivered to the Grantee and is fully paid for. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

         12. Capital Changes and Business Successions.

             12.1 Subject to any required action by the shareholders of Nur, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the Exercise Price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of Shares effected without receipt of consideration by Nur; provided, however, that conversion of any convertible securities of Nur shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made in the sole and absolute discretion of the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by Nur of shares of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price subject to an Option.

             12.2 In the event of the proposed dissolution or liquidation of Nur, the Committee shall notify each Grantee at lease forty-five (45) days prior to such proposed action. To the extent it has not been previously exercised, each Option will terminate immediately prior to the consummation of such proposed action.





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             12.3 If upon a merger, consolidation, reorganization,
recapitalization or the like with or into another corporation, the shares of Nur shall be exchanged for other securities of a successor corporation or a parent or subsidiary of such successor corporation (the "Successor Entity"), then, each Option shall, at the sole and absolute discretion of the Committee, either:

                       (a) Be substituted for options to purchase shares of either Nur or Successor Entity, and appropriate adjustments shall be made in the Exercise Price to reflect such exchange; or

                       (b) Be assumed by the Successor Entity such that the Employee may exercise the Options for such number of shares of either Nur or Successor Entity or amount of other securities thereof, and appropriate adjustments shall be made in the purchase price per share to reflect such exchange.

         13. Withholding of Taxes. Nur shall have the right to deduct from any payment of cash to any Grantee an amount equal to the income taxes and other amounts required by law to be withheld with respect to any Option granted hereunder. Notwithstanding anything to the contrary contained herein, if a Grantee is entitled to receive Shares upon exercise of an Option, Nur shall have the right to require such Grantee, prior to the delivery of such Shares, to pay to Nur the amount of any income taxes and other amounts that Nur is required by law to withhold.

         14. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the jurisdiction whose laws govern the terms of employment of the Grantee.

         15. Disposition of Shares. In the event Grantee sells or otherwise disposes of Shares within one year of exercise or two years of grant, Grantee agrees to notify Nur in advance in writing of this action.


         IN WITNESS WHEREOF Nur has caused this instrument to be executed, and the Grantee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement from Nur.

Nur Macroprinters Ltd.                               ________________
                                                          Grantee
By: ______________






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                                   Appendix A

                               Terms of the Option


1.     Name of the Optionee:
                                                    _________________________________________________

2.     Number of Options granted:
                                                    _________________________________________________

3.     Expiration Date:
                                                    _________________________________________________

4.     Date of Grant:
                                                    _________________________________________________



5.     Vesting schedule




---------------------------------------------------------------------------------------------------------------
      Number of Options                          Vesting Date                         Exercise Price
---------------------------------------------------------------------------------------------------------------
                                        24 months from the Date Of Grant
---------------------------------------------------------------------------------------------------------------
                                        36 months from the Date Of Grant
---------------------------------------------------------------------------------------------------------------
                                        48 months from the Date Of Grant
---------------------------------------------------------------------------------------------------------------







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                                   Appendix B
                             1997 Stock Option Plan